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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE ENSTAR GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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LOGO

                                                                   April 9, 1997
Dear Shareholder:

     We recently sent to you proxy materials for the Annual Meeting to be held on April 28, 1997. At this Annual Meeting, we are seeking shareholder approval on several important matters.

     If you have not already done so, we urge you to sign, date and return your proxy to save your Company further expense. A second proxy card and return envelope are enclosed with this letter for your convenience. Your vote is important, regardless of the number of shares you own.

     Georgeson & Company Inc. has been retained by the Company to assist in the solicitation of proxies on behalf of the Board of Directors and will be paid a fee of $8,500, plus reimbursements for its out-of-pocket expenses. Representatives of Georgeson & Company Inc. may contact you by telephone or mail to solicit your vote in favor of the recommendations of the Company's Board of Directors. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile without additional compensation.

     If you have any questions or need assistance in voting your shares, please call Georgeson & Company Inc., who is assisting us with this important meeting, at 1-800-223-2064. However, if your shares are held in the name of a bank or brokerage firm, please contact the person responsible for voting your shares.

     Thank you for your cooperation and interest in The Enstar Group, Inc.

                                      Sincerely,
                                  /s/ NIMROD T. FRAZER
                                      NIMROD T. FRAZER
                                      Chairman of the Board, President and
                                      Chief Executive Officer

Address